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                                                                    Exhibit 5(a)



                          Washington Gas Light Company
                               1100 H Street, N.W.
                             Washington, D.C. 20080



                                                   Washington, D.C.
                                                   February 2, 2000



WGL Holdings, Inc.
1100 H Street, N.W.
Washington, D.C. 20080

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of Washington Gas Light Company, a corporation organized under the laws of the Commonwealth of Virginia and the District of Columbia ("Gas Light"), WGL Holdings, Inc., a Virginia corporation (the "Company") and Washington Gas Acquisition Co., a Virginia corporation ("Gas Acquisition") I am familiar with the proposed merger (the "Merger") between Gas Light and the Company. The Merger is to be effected pursuant to an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") between Gas Light, the Company and Gas Acquisition. Under the terms of the Merger Agreement, all of the outstanding common stock of Gas Light will be converted on a share-for-share basis for Company common stock.

     This opinion is being rendered in connection with the filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration of the shares of Company common stock to be issued in the Merger under the Securities Act of 1933, as amended (the "Act").

     For purposes of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Merger Agreement; (ii) the Registration Statement; (iii) the Articles of Incorporation and Bylaws of the Company, as in effect on the date hereof and as to be amended immediately prior to consummation of the Merger; (iv) resolutions adopted by the Board of Directors of Gas Light relating to the Merger; (v) resolutions adopted by the Board of Directors of the Company relating to the Merger and the issuance and delivery of Company common stock in connection therewith; and (vi) such other documents, certificates or other records as I have deemed necessary or appropriate.

     Based upon the foregoing, and subject to the qualifications hereinafter expressed, I am of the opinion that:


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     1.   Gas Light is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and the District of Columbia.

     2. The outstanding shares of common stock, $1.00 par value, of Gas Light have been legally issued and are fully paid and non-assessable.

     3. The Board of Directors of Gas Light has taken such action as may be necessary to authorize the consummation of the Merger.

     4. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

     5. The Board of Directors of the Company has taken such action as may be necessary to authorize the consummation of the Merger and the issuance and delivery of the Company's common stock in connection therewith.

     6. When the Merger shall have been consummated in accordance with the terms of the Merger Agreement, the shares of the Company common stock registered by the Registration Statement will be legally issued, fully paid and non-assessable.

     This opinion addresses the law of the District of Columbia and the Commonwealth of Virginia and the federal law of the United States.

     Thelen Reid & Priest LLP is hereby authorized to rely upon this letter as if such letter were addressed to it.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5(a) to the Registration Statement and to the reference to our firm under the caption "LEGAL OPINIONS" in the Proxy Statement and Prospectus constituting a part thereof. In giving such consent, I do not admit that I am within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations promulgated thereunder.



                                                  Very truly yours,

                                                  John K. Keane, Jr.




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